Exhibit 99.1
Forian Inc.
Announces First Quarter Fiscal 2021 Financial Results

Completes Helix Combination
First Quarter Pro Forma Revenue of $3.8 Million, up 22% year-over-year

Newtown, PA / May 17, 2021 / Forian Inc. (NASDAQ: FORA), a provider of technology, analytics and data science driven solutions for the healthcare and cannabis industries, today announced results for its fiscal first quarter ended March 31, 2021.

“This quarter was transformational for Forian. We completed a strategic business combination with Helix Technologies and further positioned ourselves to be a disruptive leader in delivering high value technology and information solutions to customers across the healthcare and evolving cannabis industries, while simultaneously becoming a Nasdaq publicly-traded company,” said Dan Barton, Chief Executive Officer of Forian. “We look forward to bringing new technology and information solutions to market that are driven by data science and improve the commercial, financial and clinical performance of our customers across healthcare and cannabis.”

First Quarter 2021 Financial Results

•	Forian’s financial results include the operations of the Helix businesses for 29 days of the quarter, from the closing of the business combination on March 2, 2021 to March 31, 2021.

•	Forian delivered the following results for its first fiscal quarter:

	For the Three Months Ended March 31,		Year-over- Year % Change
	2021	2020
	Unaudited	Unaudited
Total revenue	$1,620,609	$66,667	2331%
Net Loss	(4,491,647)	(675,136)	-565%
Adjusted EBITDA[1]	(2,854,769)	(674,417)	-323%
Basic and diluted net loss per common share	$-0.19	$-0.08	-138%

•	Revenue was approximately $1.6 million for the quarter, an increase of over $1.5 million versus the prior year. On a pro forma basis, revenue was $3.8 million, growing 22% year-over-year.

•	Net Loss for the quarter was approximately $4.5 million, or $0.19 per share, compared to approximately $0.7 million, or $0.08 per share, in the prior year.

•	Adjusted EBITDA[1] for the quarter was negative $2.9 million compared to negative $0.7 million for the prior year.

First Quarter Operational Highlights

•
Completed the combination with Helix, reinforcing Forian’s dedication to expanding best-in-class, data-driven cannabis and healthcare technology and information solutions. Forian is committed to supporting and growing the strength and market penetration of Helix’s existing dispensary, manufacturer, cultivation and government product portfolio as well as delivering high value information solutions to new customers operating in, or in support of, the healthcare and cannabis industries.

1 This press release uses non-GAAP financial measures that are adjusted for the impact of various U.S. GAAP items. See the section titled “Non-GAAP Financial Measures” and the table entitled “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures” below for details.

•
Developed proprietary technology to pioneer the first and only integrated cannabis and healthcare informatics platform. The platform enhances and improves the value and functionality of existing solutions while supporting the growth of innovative offerings for entities across healthcare and cannabis and those operating at the intersection of the two industries. We anticipate that upgrades to existing offerings and new products will be introduced later this year.

•	Prioritized and increased investments in product development, customer service and human capital while improving operating efficiency enabling Forian to capitalize on long-term growth opportunities.

•	Raised $12 million in April 2021 through a private investment in public equity (PIPE) financing. The financing included both unaffiliated investors as well as directors of the Company.

Quarterly Conference Call
Forian will host a conference call at 8:30 a.m. ET today to discuss its financial results with the investment community. The conference call may be accessed by dialing (855) 940-5323 for domestic callers or (929) 517-0423 for international callers. The Conference ID is 9868065. To be included on the Company’s email distribution list, please sign up at www.forian.com/investors.

About Forian
Forian provides a unique suite of SaaS solutions, data management capabilities and proprietary data and analytics to optimize and measure operational, clinical and financial performance for customers within the traditional and emerging life sciences, healthcare payer and provider segments, as well as cannabis dispensaries, manufacturers, cultivators and regulators. For more information, please visit the Company’s website at www.forian.com.

Cautionary Statements Regarding Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions and variations or negatives of these words. Forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond the control of Forian, and are not guarantees of future results, such as statements about the anticipated benefits of the business combination transaction involving Forian, Medical Outcomes Research Analytics, LLC and Helix, future financial and operating results, company strategy and intended product offerings and market positioning. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risks and uncertainties associated with: the impact of the COVID-19 pandemic on Forian’s business, operations, strategy and goals; Forian’s ability to execute on its strategy; the timing of the introduction of new product offerings; and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Forian’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 31, 2021, and elsewhere in Forian’s filings and reports with the SEC. Forward-looking statements contained in this announcement are made as of the date hereof, and Forian undertakes no duty to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

FORIAN INC.
(formerly known as MEDICAL OUTCOMES RESEARCH ANALYTICS, LLC)
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2021 AND DECEMBER 31, 2020

	March, 31	December 31,
	2021	2020
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$2,595,747	$665,463
Marketable securities	7,504,000	11,501,844
Accounts receivable, net	501,427	22,996
Contract assets	426,954	196,701
Prepaid expenses	584,862	120,979
Other receivable	450,000	—
Total current assets	12,062,990	12,507,983

Property and equipment, net	246,247	46,358
Intangible assets, net	10,731,127	—
Goodwill	9,016,886	—
Deposits and other assets	1,327,651	—
Total assets	$33,384,901	$12,554,341

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	1,951,803	647,601
Accrued expenses	2,637,442	480,741
Notes payable, current portion	20,119	—
Warrant liability	624,088	—
Deferred revenues	671,184	158,884
Total current liabilities	5,904,636	1,287,226

Long-term liabilities:
Other long-term liabilities	724,587	—
Total long-term liabilities	724,587	—

Total liabilities	6,629,223	1,287,226

Commitments and contingencies
Stockholders’ equity:
Preferred Stock; par value $0.001; 5,000,000 Shares authorized; 0 issued and outstanding as of March 31, 2021 and December 31, 2020	—	—
Common Stock; par value $0.001; 95,000,000 Shares authorized; 29,824,424 issued and outstanding as of March 31, 2021 and 21,233,039 issued and outstanding as of December 31, 2020	29,824	21,233
Additional paid-in capital	37,510,532	17,514,907
Accumulated other comprehensive loss	(24,006)	—
Accumulated deficit	(10,760,672)	(6,269,025)
Total stockholders’ equity	26,755,678	11,267,115
Total liabilities and stockholders’ equity	$33,384,901	$12,554,341

FORIAN INC.
(formerly known as MEDICAL OUTCOMES RESEARCH ANALYTICS, LLC)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

	For the Three Months Ended March 31,
	2021	2020
	Unaudited	Unaudited
Revenues:
Information and Software	$1,408,978	$66,667
Services	96,311	—
Other	115,320	—
Total revenues	1,620,609	66,667

Costs and Expenses:
Cost of revenue	457,886	—
Research and development	1,497,838	388,993
Sales and marketing	598,975	55,066
General and administrative	2,784,562	302,253
Depreciation and amortization	187,584	454
Transaction related expenses	1,210,279	—
Total costs and expenses	6,737,124	746,766

Loss From Operations	(5,116,515)	(680,099)

Other Income (Expense):
Change in fair value of warrant liability	623,627	—
Interest and investment income, net	1,241	4,963
Other income, net	624,868	4,963

Net loss before income taxes	(4,491,647)	(675,136)
Income tax expense	—	—

Net Loss	$(4,491,647)	$(675,136)

Other comprehensive loss:
Changes in foreign currency translation adjustment	(24,006)	—
Total other comprehensive loss	$(24,006)	$—
Total comprehensive loss	$(4,515,653)	$(675,136)

Basic and diluted net loss per common share	$(0.19)	$(0.08)
Weighted-average shares outstanding:	24,033,512	8,213,527

FORIAN INC.
(formerly known as MEDICAL OUTCOMES RESEARCH ANALYTICS, LLC)
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2021

	Preferred Stock		Common Stock
	Shares	Par Value @ $0.001 per share	Shares	Par Value @ $0.001 per share	Additional Paid In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Stockholders’ Equity
Balance at December 31, 2020		$—	21,233,039	$21,233	$17,514,907	—	$(6,269,025)	$11,267,115
Issuance of Forian Common stock in Helix Acquisition			8,408,383	8,408	18,446,376			18,454,784
Forian Restricted Stock Vesting from MOR unvested restricted stock			172,835	173	2,570			2,743
Forian shares issued upon exercise of MOR Class B options			10,167	10	292,820			292,830
Net loss							(4,491,647)	(4,491,647)
Stock based compensation expense					863,883			863,883
Issuance of common stock warrants					389,976			389,976
Foreign currency translation						(24,006)		(24,006)
Balance at March 31, 2021	—	$—	29,824,424	$29,824	$37,510,532	$(24,006)	$(10,760,672)	$26,755,678

FORIAN INC.
(formerly known as MEDICAL OUTCOMES RESEARCH ANALYTICS, LLC)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

	For the Three Months Ended March 31,
	2021	2020
	Unaudited	Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,491,647)	$(675,136)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	187,584	454
Realized and unrealized gain on marketable securities	(2,156)	(4,951)
Provision for doubtful accounts	14,632	—
Stock-based compensation expense	863,883	5,228
Change in fair value of warrant liability	(623,627)	—
Non-cash transaction expenses	389,976	—
Change in operating assets and liabilities:
Accounts receivable	(4,610)	(200,000)
Contract assets	33,502	—
Prepaid expenses	(235,486)	(84,007)
Right of use assets and lease liabilities, net	(8,657)	—
Deposits and other assets	(301,208)	—
Accounts payable and accrued expense	717,632	166,361
Deferred revenues	(124,610)	333,333
Other long-term liabilities	(2)	—
Net cash used in operating activities	(3,584,794)	(458,718)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(64,041)	(2,350)
Purchase of marketable securities	—	(2,888,648)
Sale of marketable securities	4,000,000	569,452
Cash acquired as part of business combination	1,310,977	—
Net cash provided by (used in) investing activities	5,246,936	(2,321,546)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of MOR Series S units	—	3,315,700
Proceeds from exercise of MOR Class B options	292,830	—
Payments on notes payable and financing arrangements	(682)	—
Net cash provided by financing activities	292,148	3,315,700

Effect of foreign exchange rate changes on cash	(24,006)	—

Net change in cash	1,930,284	535,436

Cash and cash equivalents, beginning of period	665,463	494

Cash and cash equivalents, end of period	$2,595,747	$535,930

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest and taxes	$724	$—
Conversion of promissory notes to Series S units	$—	$184,300
Non-cash consideration for Helix acquisition	$18,454,784	$—

Non-GAAP Financial Measures
In this press release, we have provided certain non-GAAP measures, which we define as financial information that has not been prepared in accordance with U.S. GAAP. The non-GAAP financial measure provided herein is earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) presented on both a historical basis and a “pro forma” basis reflecting the acquisition of Helix Technologies as of the beginning of the periods presented. Adjusted EBITDA should be viewed as supplemental to, and not as an alternative for net income or loss calculated in accordance with U.S. GAAP (referred to below as “Net loss”).

Adjusted EBITDA is used by our management as an additional measure of our Company’s performance for purposes of business decision-making, including developing budgets, managing expenditures and evaluating potential acquisitions or divestitures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our Company’s financial results that may not be shown solely by period-to-period comparisons of net income. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees in order to evaluate our Company’s performance. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, particularly those items that are recurring in nature. In order to compensate for those limitations, management also reviews the specific items that are excluded from Adjusted EBITDA, but included in net income, as well as trends in those items.

We believe that the presentation of Adjusted EBITDA is useful to investors in their analysis of our results for reasons similar to the reasons why our management finds it useful and because it helps facilitate investor understanding of decisions made by management in light of the performance metrics used in making those decisions. In addition, as more fully described below, we believe that providing Adjusted EBITDA, together with a reconciliation of net loss to Adjusted EBITDA, helps investors make comparisons between our company and other companies that may have different capital structures, different effective income tax rates and tax attributes, different capitalized asset values and/or different forms of employee compensation. However, Adjusted EBITDA is not intended as a substitute for comparisons based on net loss. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding U.S. GAAP measures provided by each company under applicable SEC rules.

The following is an explanation of the items excluded by us from Adjusted EBITDA but included in net loss:

•
Depreciation and Amortization. Depreciation and amortization expense is a non-cash expense relating to capital expenditures and intangible assets arising from acquisitions that are expensed on a straight-line basis over the estimated useful life of the related assets. We exclude depreciation and amortization expense from Adjusted EBITDA because we believe that (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired tangible and intangible assets. Accordingly, we believe that this exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that the use of tangible and intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

•
Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards to employees. We believe that excluding the effect of stock-based compensation from Adjusted EBITDA assists management and investors in making period-to-period comparisons in our Company’s operating performance because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Additionally, we believe that excluding stock-based compensation from Adjusted EBITDA assists management and investors in making meaningful comparisons between our Company’s operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.

•
Interest and Investment Income and Expense. Interest and investment income is associated with the level of marketable debt securities and other interest bearing accounts in which we invest, and interest expense is related to our debt assumed in our acquisition of Helix related to the financing certain of its fixed assets. Interest and investment income and expense can vary over time due to a variety of financing transactions, changes in interest rates, cash used to fund operations and capital expenditures and acquisitions that we have entered into or may enter into in the future. We exclude interest and investment income and expense from Adjusted EBITDA (i) because these items are not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different capital structures. Investors should note that interest income and expense will recur in future periods.

•
Other Items. We engage in other activities and transactions that can impact our net loss. In the periods being reported, these other items included, (i) change in fair value of warrant liability which related to warrants assumed in the acquisition of Helix; (ii) transaction related expenses which consist of professional fees and other expenses incurred in connection with the acquisition of Helix; and (iii) other income which consists of profits on marketable security investments. We exclude these other items from Adjusted EBITDA because we believe these activities or transactions are not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that some of these other items may recur in future periods.

•
Income tax expense. Medical Outcomes Research Analytics, LLC was organized as a limited liability company until the completion of the Helix acquisition. As a result, we were treated as a partnership for federal and state income tax purposes through March 2, 2021, and our taxable income and losses are reported by our members on their individual tax returns for such period. Therefore, we did not record any income tax expense or benefit through March 2, 2021. We expect to incur a net loss for financial reporting and income tax reporting purposes for this year. Accordingly, any benefit for federal and state income taxes benefit has been entirely offset by a valuation allowance against the related deferred tax net assets. We exclude the income tax expense from Adjusted EBITDA (i) because we believe that the income tax expense is not directly attributable to the underlying performance of our business operations and, accordingly, its exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different tax attributes.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with U.S. GAAP and may be different from non-GAAP financial measures provided by other companies.

The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which items are adjusted to calculate our non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a U.S. GAAP basis as well as a non-GAAP basis and also by providing U.S. GAAP measures in our public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business and to view our non-GAAP financial measures in conjunction with the most directly comparable U.S. GAAP financial measures.

Forian Inc.
Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
(unaudited)

	Historical (Unaudited) Three Months Ended March 31,		Pro Forma (Unaudited) Three Months Ended March 31,
	2021	2020	2021	2020

Revenues:
Information and Software	$1,408,978	$66,667	$3,037,658	$2,405,768
Services	96,311	—	330,001	367,723
Other	115,320	—	442,380	350,344
Total revenues	1,620,609	66,667	3,810,039	3,123,835

Net loss	(4,491,647)	(675,136)	(7,137,674)	(3,233,906)

Depreciation & amortization	187,584	454	633,580	595,160
Stock based compensation expense	863,883	5,228	1,026,826	749,290
Change in fair value of warrant liability	(623,627)	—	592,597	(657,525)
Loss on impairment of goodwill	—	—	—	1,369,978
Transaction related expenses	1,210,279	—	2,096,054	34,425
Interest and investment income, net	(1,241)	(4,963)	12,508	497,843
Other income	—	—	(55,006)	—
Income tax expense	—	—	—	—

Adjusted EBITDA	(2,854,769)	(674,417)	(2,831,115)	(644,735)

Media Contact:
Josh Vlasto
917-881-9662
forian.com
josh.vlasto@forian.com

Investor Contact:
908-824-3410
forian.com/investors
ir@forian.com

Source: Forian Inc.